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                             AMENDMENT NUMBER ONE TO
                     DEVELOPMENT AND DISTRIBUTION AGREEMENT

                                     BETWEEN

                               GE MEDICAL SYSTEMS
                                       AND
                              HEALTHGATE DATA CORP.

                                DECEMBER 22, 1999


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                             AMENDMENT NUMBER ONE TO
                     DEVELOPMENT AND DISTRIBUTION AGREEMENT


         This Amendment, effective as of December 22, 1999 (the "Amendment"), is between GE Medical Systems, a division of General Electric Company, a corporation organized and existing under the laws of the state of New York ("GEMS"), and HealthGate Data Corp., a corporation organized and existing under the laws of the state of Delaware ("HealthGate").

                                    RECITALS

         A. HealthGate and GEMS are party to the Development and Distribution Agreement dated June 11, 1999 (the "Original Agreement").

         B. The parties desire to amend the Original Agreement to provide for the development and distribution of a customized, trial version of the HealthGate Product presently marketed under the trade name "CHOICE" (such customized, trial version product referred to herein as the "CHOICE Lite Product" as more specifically defined below).

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth below, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Capitalized terms herein shall have the following meanings for purposes of this Amendment; and capitalized terms not otherwise defined herein shall have the meaning given them in the Original Agreement:

         1.1      "Amendment" has the meaning set forth in the preamble.

         1.2 "Original Agreement" has the meaning given set forth in recital A.


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         1.3      "CHOICE Lite Product" means a HealthGate Product that is
customized as described in this Amendment and which contains (a) the following content sources: AIDSLINE, AIDSTRIALS, BIOETHICLINE, CANCERLIT, DRUG INFORMATION HANDBOOK, HealthStar, MEDLINE, Adult Health Advisor, Pediatric Advisor, Senior Health Advisor, Women's Health Advisor, Healthy Man, Healthy Parenting, Healthy Woman, Medical Dictionary, and the Wellness Centers (or such substitution or replacement sources as reasonably determined and agreed to by HealthGate and
GEMS) and (b) the links described in Section 2.5 of this Amendment. The CHOICE Lite Product does not have all the content sources and functions that are available in HealthGate's Product marketed under the trade name "CHOICE."

                                   ARTICLE II

                                  TRIAL FUNDING

         2.1 TRIAL OFFERING. GEMS will contribute 50% of the funding necessary to distribute, as trial offerings, a minimum of 100 CHOICE Lite Products, and may contribute 50% of the funding necessary to distribute, as trial offerings, up to a maximum of 500 CHOICE Lite Products for trial offerings on the terms set forth in this Amendment. GEMS and HealthGate will jointly select the first 100 customer accounts for the trial offering. Offers to any customer accounts after the first 100 (up to a maximum of 500 accepted accounts including the first 100) shall be mutually acceptable and agreed to by GEMS and HealthGate. The trial period for each account will last for no longer than 180 calendar days after the CHOICE Lite Product is installed, and accordingly: (a) GEMS will not be responsible for funding a CHOICE Lite Product Trial Offering after the expiration of that trial's 180 calendar day trial period, and (b) HealthGate may terminate delivery of the CHOICE Lite Product to any account after the expiration of the


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account's 180 calendar day trial period, provided that such account chooses not to continue and purchase the CHOICE LITE Product, or purchase any other HealthGate Products.

         2.2 LIST PRICE. The list price for a CHOICE Lite Product shall be $15,000, which includes, set-up fees, implementation, and access to the CHOICE Lite content sources. For each trial offering account, GEMS will pay HealthGate 50% (or $7,500) of the $15,000 list price for each CHOICE Lite Product and HealthGate will not charge GEMS or the customer for the remaining 50% (or $7,500) for each trial offering account, thereby HealthGate shall assume such costs. The customer shall not be obligated to pay for the CHOICE Lite Product during the trial period (however, additional content sources, services, functions and HealthGate Products may be provided to a CHOICE Lite Product account for additional fees).

         GEMS obligation to pay for each trial offering of the CHOICE Lite Product will occur upon the CHOICE Lite Product installation and HealthGate's implementation of all services associated with each CHOICE Lite Product installation. GEMS will remit, subject to this Section 2.2, to HealthGate all fees, with respect to CHOICE Lite Products installed in a given calendar quarter, due within 45 days of the end of such calendar quarter.

         2.3 RENEWALS AND PURCHASES. Following the trial offering, the customer may elect to renew and purchase the CHOICE Lite Product or purchase other HealthGate Products, in which case, the customer shall pay for such renewal or other HealthGate Products.

         2.4 REVENUE SHARING. For each CHOICE Lite Product account installed in connection with this Amendment, GEMS shall receive 40% of all Revenue collected by either party that is derived from renewals of the CHOICE Lite Product or sales of any other HealthGate Products (including subscriptions to other content sources, services and functions or other upsells) and 20% of all Revenue collected by either party that is derived from related advertising and


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sponsorship up until GEMS' return on its program investment (GEMS investment associated with the CHOICE Lite Product trial offering) in the aggregate (as defined as the total number of trial accounts installed x $7,500) results in a 30% compounded annual rate of return (the "Minimum Hurdle Rate"). After the Minimum Hurdle Rate has been obtained, the Revenue derived from the CHOICE Lite Product accounts installed in connection with this Amendment, including subscription, advertising and sponsorship fees shall be divided as set forth in
Article VII of the Original Agreement.

         Notwithstanding the foregoing, or any other term or provision of this Amendment or the Original Agreement, the $7,500 payable by GEMS to HealthGate for each trial offering of the CHOICE Lite Product shall not be subject to allocation or sharing with GEMS

         2.5 ADVERTISING AND LINKS. Links to www.gemedicalsystems.com (or a similar or successor URL) will be included in each CHOICE Lite Product sold or installed in connection with this Amendment. Additionally, HealthGate will include, at GEMS' option, branding substantially in the form of "A Member of the GE Medical Systems Network" in each CHOICE Lite Product sold or installed in connection with this Amendment. HealthGate will include a link to the GEMS' eEducation and eTraining business (URL to be determined) within each CHOICE Lite Product sold or installed in connection with this Agreement.

         2.6 OTHER TERMS OF TRIAL OFFERINGS. Customers receiving trial offerings of the CHOICE Lite Product in connection with this Amendment will be required to provide GEMS and HealthGate with customer feedback and market data and information, and will be required to participate in at least one focus group organized by GEMS, with HealthGate's reasonable assistance, and attended by both GEMS and HealthGate regarding Internet usage in the healthcare industry. This obligation of the customer will last for the duration of the trial period


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and shall be included in the standard terms and conditions of any sales contract governing the CHOICE Lite Product Trial Offering.

         2.7 CUSTOMER SELECTION CRITERIA. GEMS and HealthGate will jointly develop a set of objective criteria, substantially in the form of Attachment A, by which to evaluate customer qualification for receipt of the CHOICE Lite Product in connection with this Amendment prior to the distribution of the CHOICE Lite Product Trial Offering. GEMS and HealthGate shall also jointly develop a process to review CHOICE Lite Product candidates prior to making such candidates an offer or presentation regarding their receipt of a CHOICE Lite Product Trial Offering in connection with this Amendment. In addition, GEMS and HealthGate will jointly develop a plan to launch the CHOICE Lite Product in connection with this Amendment. GEMS and HealthGate each individually reserve the right to refuse offers, sales or installations of the CHOICE Lite Product in connection with this Agreement if either party determines that such offer, sale or installation would result in commercial or legal risks.

         2.8 TERM. No trial offering of a CHOICE Lite Product, unless otherwise agreed to in writing by the parties, shall be sold by either party after December 31, 2000, provided, that trial offerings of CHOICE Lite Products installed after July 1, 2000 shall continue to be operational through their 180 day trial period.

         2.9 OTHER PROVISIONS. This Original Agreement shall be amended and modified as set forth herein and all terms and conditions of the Original Agreement shall apply to this Amendment as if this Amendment were set forth therein.

                       [SIGNATURES ON THE FOLLOWING PAGE]


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         Executed on the dates set forth below.

                             GE MEDICAL SYSTEMS, a division of
                             GENERAL ELECTRIC COMPANY

                             By:     /s/ Michael A. Jones
                                     ------------------------------------
                             Title:  GM Global Bus. Dev.
                                     ------------------------------------
                             Date:   12/22/99
                                     ------------------------------------


                             HEALTHGATE DATA CORP.

                             By:      /s/ William S. Reece
                                      -----------------------------------
                             Title:   CEO
                                      -----------------------------------
                             Date:    12/22/99
                                      -----------------------------------



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                                  ATTACHMENT A
                                  ------------

- Prefer existing Marketing Department or Executive Level Officer relationship/ presence

- Customer has a web site with static content- Site is up & running but customer is now looking to use the site as a marketing tool

-    Targeting regional players with size, Hospitals only (>100 beds)

-    Targeting high profile academic institutions- Primarily main campus

-    Targeting some corporate accounts- Owned facilities only

-    Targeting geographic health systems

-    Customer has funding available for marketing and/or web development

-    Internet friendly customer

-    Cannot be used in any way to market/sell GE equipment and service

- Customer must be willing to participate in at least one focus group and provide feedback related to healthcare usage of the Internet, with specific focus on adoption and access, usage, inhibitors and needs







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